UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

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INTERPARFUMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inter Parfums, Inc.

551 Fifth Avenue

New York, New York 10176

Notice of Annual Meeting of Shareholders

To Be Held on September 10, 2025

To the Shareholders of Interparfums, Inc.:

The annual meeting of shareholders of Interparfums, Inc. (sometimes the “Company”) will be held at the offices of our company, at 10:00 A.M., New York City Time, on September 10, 2025, at

Interparfums, Inc.

551 Fifth Avenue

New York, NY 10176

Tel: 212.983.2640

for the following purposes:

1.	To elect a Board of Directors consisting of eleven (11) members to hold office until our next annual meeting and until their successors are elected and qualified;

2.	To vote for the advisory resolution to approve executive compensation to our named executive officers;

3.	To vote to approve the cancellation of “hook shares” held by Inter Parfums Holding SA, a wholly owned subsidiary of Interparfums, Inc.;

4.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The Board of Directors has fixed the close of business on July 17, 2025 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to September 10, 2025.

By Order of our Board of Directors

Dated: July 31, 2025	Amanda Seelinger, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

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INTERPARFUMS, INC. PROXY STATEMENT

Important Notice

Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on September 10, 2025

●	This proxy statement and our Company’s annual report to shareholders for fiscal year ended December 31, 2024 are available at:

http://annualmeeting.interparfumsinc.com/

●	Accessing this website will not infringe upon your anonymity.

GENERAL

This proxy statement is furnished by the Board of Directors of our Company, Interparfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of our shareholders being held on September 10, 2025 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “Company,” “us” or “our” refer to Interparfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately July 31, 2025. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to our Company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●	FOR the election of the eleven (11) directors referred to in this proxy statement

●	FOR the advisory resolution to approve executive compensation for our named executive officers

●	FOR the vote to approve the cancellation of “hook shares” held by Inter Parfums Holding SA, a wholly owned subsidiary of the Company

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of our Company’s annual report for fiscal year ended December 31, 2024, which contains financial statements audited by our Company’s independent registered public accounting firm, is being mailed to our Company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report, as well as maintaining our internet website where you can obtain copies of this proxy statement and annual report to shareholders. In addition to the solicitation of the proxies by mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier, or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

  VOTING SECURITIES

Our Board of Directors fixed the close of business on July 17, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

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PRINCIPAL SHAREHOLDERS

 The following table sets forth information with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than 5% of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. Messrs. Madar and Benacin own 99.99% of their respective personal holding companies. As of July 1, 2025, we had 32,117,600 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Jean Madar Jean Madar Holding SAS 166 rue du Faubourg Saint-Honoré 75008 Paris, France	7,114,341	[2]	22.1%
Philippe Benacin Interparfums SA 10 rue de Solférino 75007 Paris, France	6,871,064	[3]	21.4%
Michel Atwood c/o Interparfums, Inc. 551 Fifth Avenue New York, NY 10176	2,800	[4]	Less than 1%
Philippe Santi Interparfums SA 10 rue de Solférino 75008, Paris, France	None		0%
François Heilbronn 60 Avenue de Breteuil 75007 Paris, France	30,963	[5]	Less than 1%
Robert Bensoussan c/o Sirius Equity LLP 52 Brook Street W1K 5DS London, UK	13,400	[6]	Less than 1%
Veronique Gabai-Pinsky 200 East End Avenue New York, NY 10128	900	[7]	Less than 1%
Gilbert Harrison Harrison Group 239 Ox Pasture Road South Hampton, NY 11968	3,950	[8]	Less than 1%
Gerard Kappauf 44 rue Notre de Dame de Nazareth 75003 Paris, France	300	[9]	Less than 1%
Patrick Bousquet-Chavanne 231 Flying Point Road South Hampton, NY 11968	None		0%
Herve Bouillonnec Interparfums, USA LLC 551 Fifth Avenue New York, NY 10176	None		0%
Blackrock, Inc. 50 Hudson Yards New York, New York, 10001	2,743,887	[10]	8.6%
Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,118,154	[11]	6.6%
All Directors and Officers (As a Group 9 Persons)	13,976,518	[12]	43.7%

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[1]

All shares of common stock are held directly with sole voting power and sole power to dispose, unless otherwise stated. Options that are exercisable within 60 days are included in beneficial ownership calculations.

[2]	Consists of 15,000 shares held directly, 7,074,341 shares held indirectly through Jean Madar Holding SAS, a personal holding company, and options to purchase 25,000 shares.

[3]	Consists of 6,846,064 shares held indirectly through Philippe Benacin Holding SAS, a personal holding company, and options to purchase 25,000 shares.
[4]	Consists of shares of common stock underlying options for Mr. Atwood.

[5]	Consists of 28,563 shares held directly and options to purchase 2,400 shares for Mr. Heilbronn.

[6]	Consists of 11,000 shares held directly and options to purchase 2,400 shares for Mr. Bensoussan.

[7]	Consists of shares of common stock underlying options for Ms. Gabai-Pinsky.

[8]	Consists of 1,550 shares held directly and 2,400 shares of common stock underlying options for Mr. Harrison.
[9]	Consists of shares of common stock underlying options for Kappauf.

[10]	Information provided from Nasdaq as of March 31, 2025.

[1][1]	Information provided from Nasdaq as of March 31, 2025.
[1][2]	Consists of 13,976,018 shares held directly or indirectly, and options to purchase 61,200 shares.

Each share of our common stock will entitle the holder of such share to one vote. None of our Company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The eleven (11) nominees to our Board of Directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact on the election of our Board of Directors. With respect to the advisory proposal to approve the compensation of our named executive officers, the proposal to approve the change of the name of our Company, as well as the ratification of the appointment of our independent auditors, the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting is required for approval.

Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, then abstentions in respect of such proposal are treated as present and entitled to vote under Delaware, law, and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Members of our management have been informed that Messrs. Jean Madar and Philippe Benacin, the beneficial owners of our two largest shareholders, have a verbal agreement or understanding to vote their shares in a like manner, and intend to cause their respective holding companies to vote in favor of all of the nominees for directors. Therefore, all of the nominees are likely to be elected. Also, members of our management have been informed that Messrs. Jean Madar and Philippe Benacin intend to cause their respective holding companies to vote in favor of the proposals to approve executive compensation of our named executive officers, change the name of our Company from Interparfums, Inc. to Interparfums, Inc., as well as ratify the appointment of our independent auditors, and therefore, it is likely that such proposals will be passed as recommended by our management.

We know of no business other than the proposals discussed above that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

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PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

As of the date of this proxy statement our directors were as follows:

Name	Position
Jean Madar	Chairman of the Board, Chief Executive Officer of Interparfums, Inc. and Director General of Interparfums, SA
Philippe Benacin	Vice Chairman of the Board, President of Interparfums, Inc. and Chief Executive Officer of Interparfums, SA
Michel Atwood	Director and Chief Financial Officer
Philippe Santi	Director, Executive Vice President, Interparfums, SA
François Heilbronn	Director
Robert Bensoussan	Director
Veronique Gabai-Pinsky	Director
Gilbert Harrison	Director
Gerard Kappauf	Director

Also, at this meeting we are also proposing to add two (2) new directors to our Board of Directors, Messrs. Patrick Bousquet-Chavanne, and Herve Bouillonnec.

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares and the shares of their respective holding companies in a like manner.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the Board of Directors. There are no family relationships between executive officers or directors of our Company.

Our Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the Board of Directors are kept informed of our business by various reports and documents made available to them. Our Board of Directors held 23 meetings (or executed consents in lieu thereof), including meetings of committees of the full Board of Directors during 2024, and all of the directors attended at least 75% of the meetings (or executed consents in lieu thereof) of the full Board of Directors and committees of which they were a member. Our Board of Directors presently consists of nine (9) directors.

We have adopted a Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, as well as other persons performing similar functions and all employees, applicable, and we agree to provide to any person without charge, upon request, a copy of our Code of Conduct. Any person who requests a copy of our Code of Conduct should provide their name and address in writing to: Interparfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

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During 2024, our Board of Directors had the following standing committees:

●

Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our Company which prepare or issue audit reports for our company. During 2024, this committee consisted of Messrs. François Heilbronn, the Chairman, and Robert Bensoussan, and Ms. Gabai-Pinsky.  The charter of the Audit Committee is posted on our Company’s website.

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. Finding qualified nominees to serve as a director of a public company without the comparable financial resources of other larger, more established companies has been challenging. In addition, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, our company has been met with resistance from both present and former directors to being named as such, primarily due to potential additional personal liability. However, as the result of the background, education and experience of the members of the Audit Committee, our Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee. The Chair of the Audit Committee, Mr. François Heilbronn, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer which is specialized in business strategy and complex financial operations and investments.

●

Executive Compensation and Stock Option Committee – The Executive Compensation and Stock Option Committee oversees the compensation of our Company’s executives and administers our company’s stock option plans. During 2024, this committee consisted of Messrs. François Heilbronn, the Chairman, and Robert Bensoussan, and Ms. Gabai-Pinsky. The charter of the Executive Compensation and Stock Option Committee is posted on our Company’s website.

●

Nominating Committee – During 2024, this committee consisted of Messrs. François Heilbronn, the Chairman, and Robert Bensoussan, and Ms. Gabai-Pinsky. The purpose of the Nominating Committee is to determine and recommend qualified persons to the Board of Directors who will be put forth as management’s slate of directors for vote of the Corporation’s stockholders, as well as to fill vacancies in the Board of Directors. The charter of the Nominating Committee is posted on our Company’s website.

We have adopted a board diversity policy, which was revised in early 2024. This policy provides that the selection of candidates for appointment to our board will be based on an overriding emphasis on merit, but the Nominating Committee will seek to fill board vacancies by considering candidates that bring a diversity of background and industry or related expertise to our board. The Nominating Committee is to consider an appropriate level of diversity having regard for factors such as skills, business and other experience, education, gender, age, ethnicity and geographic location. A copy of the board diversity policy is posted on our Company’s website.

Of the nine (9) board of directors of our Company, we presently have one (1) member who self-identifies as a female and white, and one (1) male member who identifies as Hispanic and white (two or more races or ethnicities).

The members of our Board of Directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. With the exception of Philippe Benacin, the officers are elected annually by the directors and serve at the discretion of the Board of Directors. There are no family relationships between executive officers or directors of our Company.

All nine (9) incumbent directors, Jean Madar, Philippe Benacin, Michel Atwood, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Veronique Gabai-Pinsky, Gilbert Harrison and Gerard Kappauf, were elected at our annual meeting held in September 2024, and all are all put forth as nominees for election to the Board of Directors. In addition, our Board of Directors is proposing to expand the number of our directors from nine (9) to eleven (11), by the addition of two (2) new director nominees, Messrs. Patrick Bousquet-Chavanne and Herve Bouillonnec.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting, any nominee is unable or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our Board of Directors.

Business Experience

The following sets forth biographical information as to the business experience of each nominee for director of our Company for at least the past five years.

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Jean Madar

Jean Madar, age 64, a Director, has been the Chairman of the Board since our Company’s inception, and is a co-founder of our Company with Mr. Philippe Benacin. From inception until December 1993, he was the President of our Company; in January 1994, he became Director General of Interparfums SA, our Company’s subsidiary; and in January 1997, he became Chief Executive Officer of our Company. Mr. Madar was previously the managing director of Interparfums SA, from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC), the prestigious French business school, in 1983. We believe that Mr. Madar’s skills in guiding, leading and determining the strategic direction of our company since its inception together with Mr. Benacin, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our Board of Directors.

Philippe Benacin

Mr. Benacin, age 66, a Director, is President of our Company and the Chief Executive Officer of Interparfums SA, has been the Vice Chairman of the Board since September 1991, and is a co-founder of our Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of our Company and Chief Executive Officer of Interparfums SA for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC), the prestigious French business school, in 1983. In June 2014 Mr. Benacin was elected as a member of the Supervisory Board of Vivendi, and Chairman of its Corporate Governance, Nominations and Remuneration Committee. We believe that Mr. Benacin’s skills in guiding, leading and determining the strategic direction of our company since its inception together with Mr. Madar, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our Board of Directors.

Michel Atwood

Mr. Atwood, age 55, became our Chief Financial Officer on September 6, 2022, succeeding Mr. Russell Greenberg, the former Chief Financial Officer, who retired on that same date. Mr. Atwood was first elected to our Board of Directors at the 2022 Annual Meeting held in September 2022.

From September 2018 through March 2022 while at Estée Lauder, Mr. Atwood had strategic oversight for the fragrance category across that company and operational accountability for several of its fragrance brands. He also had senior level merger and acquisition (“M&A”) duties, including acquisition integration and brand divestitures/discontinuations. Over his nearly four years at Estée Lauder, he also drove cross-brand synergies across research and development and supply chain for the fragrance category. From February 2017 to August 2018, he was an independent consultant as an M&A advisor on multiple fragrance license acquisitions and also acted as a private investor.

From 1995 to 2017, Mr. Atwood has held several executive positions at Procter & Gamble (“P&G”) in France, Switzerland, Italy and Germany. His final title at P&G was Divisional CFO of Global Prestige Fragrances, leading a 90 member team, and ultimately spearheading the divestiture of that division to Coty. Earlier he was CFO Global Markets – Prestige Fragrances, a business generating over $2 billion in sales, where he headed a globally dispersed team of 60 people supporting the go-to-market organization (affiliates, Travel Retail and distributors) of the Prestige Division. Before that, he was Global Prestige Director of Strategic Planning, Licensing and Acquisition shaping and executing the overall business direction and licensing and acquisition strategy of P&G’s Global Fragrance and Premium skin and cosmetics businesses.

Michel Atwood holds a master’s degree in software engineering from the Institut National des Sciences Appliquées of Lyon, and a master’s in international finance from HEC Paris, the prestigious French business school. He also earned the designation of Certified Management Accountant from the Institute of Management Accountants. He has a truly international background, working/living in France, Switzerland, the U.S., Canada, Turkey and Italy. We believe that Mr. Atwood’s skills and experience in accounting, international tax, mergers and acquisitions, as well as his knowledge of the fragrance industry, render him qualified to serve as a member of our Board of Directors.

Philippe Santi

Philippe Santi, age 63, and a Director since December 1999, is the Executive Vice President of Interparfums SA. Mr. Santi, who is a Certified Accountant and Statutory Auditor in France, was the Chief Financial Officer of Interparfums SA beginning in February 1995 until November 2023. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young. We believe that Mr. Santi’s skills in accounting and tax, as well as his knowledge of the fragrance industry and our Company’s European based operations, render him qualified to serve as a member of our Board of Directors.

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François Heilbronn

Mr. Heilbronn, age 64, a Director since 1988, an independent director and Chairman of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut d’ Etudes Politiques de Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co. In addition, during 2009, Mr. Heilbronn became an Associate Professor in Business Strategy at Sciences Po, Paris, France. As the result of his business and financial acumen, as well as his experience as managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world, we believe Mr. Heilbronn is qualified to serve as a member of our Board of Directors.

Robert Bensoussan

Mr. Robert Bensoussan, age 67, has been a Director since March 1997 and is also an independent director, and a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee. Mr. Bensoussan founded Sirius Equity Consultants, a retail and branded luxury goods investment company. To date, Mr. Bensoussan remains an investor in Hapy Sweet Bee Ltd, natural health food product.

He is a member of the Advisory Board of Pictet Bank Premium Brands Fund and sits on the board of Yonderland, Europe’s largest premium outdoor retailer.

Previously Mr. Bensoussan was a director of, and had an indirect ownership interest in, J. Choo Limited until July 2011, and was CEO from 2001 to 2007, and was a member of the Board of Jimmy Choo Ltd, from 2001 to 2011, which had been a privately held luxury shoe wholesaler and retailer. He was previously Chairman of Camaïeu, the French retail conglomerate, a board member of Celio International, the French retail conglomerate and Vivarte representing the GLG hedge fund. In the latter part of 2019, Mr. Bensoussan resigned after 6 years as the only non-North American board member of Lululemon Athletica Inc. Following the successful sale in 2021, Mr. Bensoussan stepped down from the board of Feelunique.com, one of Europe’s largest online beauty retailers after serving for 9 years. Mr. Bensoussan served on the board of SNS, a prominent aspirational streetwear and entertainment hub in addition to serving on the board of Pronovias, the worldwide leader of wedding dresses.

We believe Mr. Bensoussan is qualified to serve as a member of our Board of Directors due to his business and financial acumen and his experience in the retail and branded luxury goods market.

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Veronique Gabai-Pinsky

Ms. Gabai-Pinsky, age 59, was elected for the first time to our board as an independent director in September 2017. She became a director of Interparfums, SA in April 2017. She is currently operating a startup specialty fragrance business, a director of Lifetime Brands (Nasdaq: LCUT), which is in the home goods business, and a member of the board of directors of Parfums de Marly, a privately held company. She was President of Vera Wang Group from January 2016 through June 2018, after a year of consulting with the company and she oversaw all product categories and markets. Prior to joining Vera Wang, from 2006 to December 2014, Ms. Gabai-Pinsky was the Global President for Aramis and Designers Fragrances as well as Beauty Bank and Idea Bank at The Estée Lauder Companies, reporting to the Chief Executive Officer of such company. During her tenure, Ms. Gabai-Pinsky developed and ensured the growth of several beauty and skin care brands, including Lab Series for Men. She was highly instrumental in the evolution of the fragrance category for such company, as she improved its overall business model, globally grew brands such as Donna Karan and Michael Kors, evolved and harmonized the portfolio, divested dilutive brands and brought in Tory Burch, Zegna and Marni under licenses. She ultimately actively participated in the acquisitions of Le Labo, Frederic Malle, and By Kilian and assisted in the transformation of the long-term strategic direction of such company.

In the earlier years of her career, Ms. Gabai-Pinsky served as Vice President of Marketing and Communication for Guerlain, a division of LVMH Moet Hennessy Louis Vuitton S.A., where she led the successful re-launch of Shalimar, the introduction of Aqua Allegoria, and contributed to the re-focus of the beauty category around its pillars, Terracotta, Meteorites and Issima, while redesigning all communication strategies and content. She started her career at L’Oréal, and was also Vice President of Marketing for Giorgio Armani, where she was instrumental in the overall development of its fragrance business by developing the successful Acqua di Gio for men and introducing the Emporio Armani franchise. A graduate from ESSEC Business School in Paris, France, she has received several awards, including Marketer of the Year by Women’s Wear Daily in December 2013.

Ms. Gabai-Pinsky is an independent director, and is a member of the Audit Committee, Executive Compensation and Stock Option Committee and the Nominating Committee of our Company. We believe Ms. Gabi-Pinsky is qualified to serve as a member of our Board of Directors due to her more than 25 years of experience in the luxury, fashion, beauty and fragrance fields, success as a brand builder, creative thinker, business acumen, and a broad understanding of consumers, brands and business models.

Gilbert Harrison

Mr. Harrison, age 84, an independent director, was appointed to our board in April 2018. Mr. Harrison has more than 50 years of experience in corporate finance and strategic transactions, specializing in the consumer products space. He began his career in 1965 practicing corporate and securities law in New York and Philadelphia. In 1971 he founded Financo, which he grew to become one of the leading independent middle market transaction firms in the country. In 1985, Financo was acquired by Lehman Brothers, where the firm’s primary efforts were focused on increasing its expertise in retail, apparel and other merchandising transactions of all types. At Lehman, Mr. Harrison was Chairman of the Merchandising Group and on the firm’s Investment Banking Operating Committee while continuing as Chairman of Financo, which was renamed the Middle Market Group of Lehman. In 1989, he re-acquired Financo from Lehman, re-establishing Financo as one of the leading investment banking firms handling transactions and providing strategic advice in connection with merchandising companies. Mr. Harrison retired as Chairman of Financo in December of 2017, after which he formed the Harrison Group, a firm that provides consulting and financial advisory services to merchandising and products companies.

Mr. Harrison’s other activities include his membership and past membership on the Advisory Council of the GRC Global Conference World Retail Congress, Shoptalk and the Financial Times Business of Luxury Summit. Additionally, he created a course on mergers and acquisitions at The Wharton School and has published various articles and academic studies on the state of retailing and mergers and acquisitions, including a chapter in the book entitled, “The Mergers and Acquisitions Handbook.” Mr. Harrison lectures throughout the country, including chairing seminars for Retail Week as well as for the International Council of Shopping Centers, the National Retail Federation, Young President’s Center, The Wharton Aresty Institute of Executive Education and The President’s Association of the American Management Association. He also appears frequently on Bloomberg TV and CNBC as an expert on retail and apparel.

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Mr. Harrison received a Bachelor of Science in Economics from The Wharton School of The University of Pennsylvania in 1962 and his Juris Doctor from The University of Pennsylvania Law School in 1965. He is also Chairman Emeritus of the Fashion Division of UJA, Treasurer, a former board member of the Southampton Hospital, a retired Director of the Peggy Guggenheim Collection, and former board member of The Wharton School of the University of Pennsylvania. We believe Mr. Harrison is qualified to serve as a member of our Board of Directors due to his tremendous depth and breadth of knowledge about the merchandising and consumer industry, and he has a long track record of facilitating value-creating transactions for companies in this sector. Mr. Harrison’s autobiography, Deal Junky, was published in January 2022.

 Kappauf

 Gerard Kappauf (“Kappauf”), age 63, an independent director, was born in Madagascar. After studying Classic Literature at the Sorbonne in Paris, he attended the San Francisco Art Institute on a scholarship and worked as a special effects make-up artist in Los Angeles. Upon traveling to Paris, Kappauf became interested in fashion and worked at a Jean Paul Gaultier fashion show. Thanks to this experience, he began to expand his network by meeting emblematic figures in the industry such as Paco Rabanne. While providing marketing and acquisition consulting services to L’Oreal Group during the tenure of Lindsay Owen Jones as its Chairman, in a bid for independence and emancipation he founded his own magazine in 1992, Citizen K.

Through Citizen K, he realized his ambition to launch a major magazine for a wide audience on fashion, luxury, culture, and the art of living, truly different from the magazines already in existence. Citizen K magazine then became Citizen K International in 2012, a benchmark in fashion, luxury, and lifestyle. Kappauf expanded the magazine's offering with the launch of Citizen K Homme in 2013, and 2014 was the year of change for Citizen K International with a new format and a fresh look.

In 2016 Kappauf launched Citizen K Arabia. This title, distributed in the Middle East, benefits from editorial development and format adapted to the market. Although 80% of Citizen K International’s editorial content is contained in Citizen K Arabia, this magazine still features 20% of content tailored to The Emirates and the Middle East. In 2021, Kappauf launched The Kurator, the first a-gender magazine in the Middle East, as a luxury supplement to Gulf News, the leading daily newspaper in the region.

In 2024, Kappauf launched two new magazines: Citizen K Sport, which combines fashion and sport, and The Kurator India, the luxury supplement of the country’s leading business daily, Mint.

Founded in January 1992 by Kappauf, he has been the Chief Executive Officer, and Creative and Editorial Director of the K Group since inception, which owns Citizen K magazines in Paris, as well as Enkore Studio in Dubai. Enkore Studio specializes in visual brand identity, digital content, storytelling and concept development for the fashion, luxury, beauty, and lifestyle industries. Kappauf now lives in Dubai. We believe that Kappauf’s perspective on fashion, luxury, culture, and the art of living will bring diversity of viewpoints to our Board of Directors.

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Patrick Bousquet-Chavanne

Patrick Bousquet-Chavanne, age 67, a director nominee, is an accomplished executive in the fast moving consumer goods and retail sectors, with over 35 years of international experience across London, Paris, Dubai, and New York. He has held senior leadership roles at prestigious companies including, The Estee Lauder Companies Inc, LVMH, Marks & Spencer PLC, EMAAR PJSC, and most recently served as CEO of ESW Americas. Currently, Mr. Bousquet-Chavanne spearheads the Abu Dhabi Retail Development Program for the Abu Dhabi Investment Office, an arm of the Abu Dhabi Department of Economic Development. From September 2023 to the present, he acts as consultant through his company, PBC Consulting, in the retail industry.

From October 2020 to September 2023, Mr. Bousquet-Chavanne served on the Advisory Board of ESW, a leading global direct to consumer e-commerce service provider where he led Americas operations and the global luxury practice, focusing on structuring United States operations for accelerated growth and guiding the diversification and global expansion of ESW in the luxury, fashion, beauty, and personal care industries.

Previously, as CEO of EMAAR Malls—the owner of The Dubai Mall, the world’s largest travel retail and entertainment destination—Mr. Bousquet-Chavanne brought transformative perspectives to the Middle East retail market during a period of rapid digital transformation. He led the acquisition of Namshi.com, expanded the Dubai Mall's digital footprint, and introduced advanced analytics and consumer insight capabilities to enhance customer experience across channels.

Prior to his tenure at EMAAR Malls, Mr. Bousquet-Chavanne was Chief Customer, Marketing, and Digital Officer at Marks & Spencer PLC. There, he spearheaded the department store’s digital transformation, positioning marksandspencer.com as one of the top three online destinations for clothing and footwear in the United Kingdom. He also led M&S's Beauty transformation initiative, cantered decision-making on customer insights, and launched the award-winning Sparks™ CRM program.

Mr. Bousquet-Chavanne is a former Independent Director of Brown-Forman (NYSE: BF-B), one of the largest American spirits companies, 2005 to 2017. He presently serves as Lead Independent Director on the board of Flow Water Inc. (TSX: FLW), a Canadian premium bottled water company, and previously chaired the Compensation Committee of HSNi (NASDAQ: HSNI), a multi-channel retailer in the USA.

He holds MBAs from Purdue University Krannert School of Management and an Advanced Management degree from Stanford Executive Program in Strategy and Organization. Mr. Bousquet-Chavanne is a CCE, “Conseiller du Commerce Exterieur de la France”, a member of Purdue University's Marketing Advisory Board and was part of the Retail Leadership Group for The Prince’s Trust, a UK charity founded by Charles, Prince of Wales. He contributes to Forbes.com on topics related to beauty and luxury. We believe Mr. Bousquet-Chavanne’s beauty and retail experience will contribute valuable insights to our Board of Directors.

Herve Bouillonnec

Hervé Bouillonnec age 55, a director nominee, is the Chief Commercial Officer at Interparfums, USA LLC, a wholly owned subsidiary of the Company based in New York City, and oversees the commercial strategy and licensing acquisitions for Interparfums, USA LLC.

Mr. Bouillonnec joined Interparfums, USA LLC in May 2007 to spearhead its worldwide fragrance business, based in New York City. He brought Interparfums USA his extensive experience in luxury brand management, including time with Yves Saint Laurent (Kering Group) and Givenchy (LVMH). He was responsible for growing their prestige beauty and fragrance business to its full potential in global domestic and travel retail markets. He has strong leadership skills and is responsible for managing teams worldwide. As an experienced executive with an entrepreneurial spirit, he continually strives to grow and build the business, starting from the ground up, with strategic initiatives to create profitable and economically sound brands.

Mr. Bouillonnec grew up in France and has worked in the United States since 2001. He is passionate about golf, football, and rugby, and remains a passionate fan of sports today. He studied in France, England, and Barcelona, earning a Bachelor of Arts in European Business in Great Britain and a Master of European Economics from the University of Barcelona in Spain. He speaks French, Spanish, and English fluently. Hervé enjoys traveling with his family and lives with his wife and daughter in New York City. We believe that Mr. Bouillonnec’s extensive experience in building and growing Interparfums’ fragrance business will be a welcome asset to our Board of Directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Insider Trading Policy

The use of material non-public information in securities transactions (“Insider Trading”) or the communication of such information to others who use it in securities trading (“Tipping”) violates the federal securities laws. Such violations are likely to result in harsh consequences for the individuals involved including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the non-public information and penalties equal to three times such profits or losses. Further, Insider Trading violations expose the Company, its management, and other personnel acting in supervisory capacities to potential civil liabilities and penalties for the actions of employees under their control who engage in Insider Trading violations.

If a director, officer or employee of our Company is aware of material information relating to the Company, which has not yet been made available to the public for at least two (2) full business days, then such person is prohibited by law as well as by Company policy from trading in the Company’s shares or directly or indirectly disclosing such information to any other persons so that they may trade in the Company’s shares. It is difficult to describe what constitutes “material” information, but one should assume that any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold our stock, would be material.

Information may be significant for this purpose even if it would not alone determine the investor’s decision. Examples include a potential business acquisition, internal financial information which departs in any way from what the market would expect, important product developments, the acquisition or loss of a major contract, or an important financing transaction. We emphasize that this list is not meant to be exhaustive, but merely illustrative.

Not only is it illegal to engage in Insider Trading or convey such information to others in breach of a duty, it is also generally illegal to “tip” such information to others who may trade in the securities involved or to recommend the purchase or sale of securities to others while you are in possession of such information. It is the policy of the Company that one should never trade while in possession of material, non-public information or tip or communicate such information to others without first receiving authorization from the Company or our counsel. This policy applies to your personal transactions and those indirectly through a spouse, friend, corporation or other entity. This applies to the securities of the Company and of other corporations. Thus, if in the course of the Company’s business, a person learns of material non-public information concerning another corporation (such as a customer or supplier) you should abstain from trading in that corporation’s securities.

Further, this policy applies to securities transactions by individuals who reside in the same household with directors, officers and employees of the Company. Strict compliance with these policies and procedures is expected of all directors, officers and employees and members of their households, and any infringement thereof may result in sanctions, up to and including, termination of office or employment.

Insider Trading Procedure

In addition, to avoid the appearance of impropriety, no trading in the Company’s securities is permitted to take place without compliance with the following rules.

●	The person who intends to trade in the Company’s securities must first contact the Chief Financial Officer of Interparfums, Inc., prior to any contemplated purchase or sale.

●	There shall be no trading in the Company’s securities by Company personnel within ten (10) full business days before the earlier of

(i) the issuance of a press release by the Company concerning its periodic financial information, which occurs approximately five (5) to ten (10) business days before the filing with the SEC of the Company’s periodic reports, which are due no later than March 1, May 10, August 9 and November 9 of each year, or

(ii) the actual filing of such periodic reports; and

until two (2) full business days AFTER the actual filing of such periodic reports.

●

There shall also be no trading in the Company’s securities until not less than two (2) full business days after the release of any other press release or filing with the SEC of a Current Report on Form 8-K by the Company.

●	In no event shall there be any trading in the Company’s securities by Company personnel without the prior consent from the Company.

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Anti-Hedging Policy

Under the terms of our Anti-Hedging Policy, no officers, employees or members of our Board of Directors (and their respective family members or any affiliated entities) may engage in hedging or monetization transactions involving our securities, including buying any financial instrument or entering into any transaction that may offset any potential decrease in the market value of stock options or similar security that is granted as compensation. This policy also prohibits all actions to avoid any downward price of such compensation award. This same prohibition applies as well to any other person or company who is holding such equity security for the benefit of our employees, officers, directors or family members. This policy is not intended to prohibit the exercise of our stock options granted under our stock option plans.

Option Grants Policy and Practice

Option grants to officers and employees have historically been granted on the last business day of the calendar year, as the board believes that as a general rule, there should not be any material non-public information available at that time of year. However, no options were granted during the years 2024, 2023 and 2022 to any executive officers, other than Michel Atwood, who received options to purchase 5,000 shares on December 30, 2022 as part of his initial compensation package, and options to purchase 4,000 shares on December 29, 2023 and December 31, 2024, the last business day each such calendar year, respectively. Options have historically been granted at the fair market value on the date of grant with a 6-year term, and vested 20% each year after the first year on a cumulative basis. Options granted to officers and employees terminate upon the termination of association with the Company, for other than death or permanent disability.

Historically, options were granted to independent directors on the first business day of February of each year in accordance with our stock option plan. As the option grant date and number of shares underlying options were determined in our stock option plan, there would be no room for manipulation. As previously reported, in 2022 our board cancelled the automatic option grant on February 1, 2022 in view of determining an alternate form of compensation for the independent directors. However, after discussions with certain financial consultants relating to potential compensation plans in lieu of stock option grants to its independent directors, it was determined that the most favorable way for the independent directors to be compensated was to amend our stock option plan to reinstate the automatic grant of stock options. Accordingly, our board authorized a new automatic grant to our independent directors commencing on the last business day December 30, 2022 to coincide with the historic grant date to officers and employees and continuing on the last business day of each year thereafter, which was approved by our shareholders at the 2023 annual meeting. On December 31, 2024, options to purchase 1,500 shares were granted to all five of our independent directors, Messrs. Heilbronn, Bensoussan, Harrison and Kappauf and Ms. Gabai-Pinsky at the fair market value on the date of grant, $130.60 per share.

Clawback Policy for Erroneously Awarded Executive Compensation

Our Board of Directors has adopted a policy for the recovery of the award of erroneously awarded incentive compensation for our executive officers (the “Recovery Policy”). If the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then, in accordance with the provisions of this Recovery Policy, the Company will recover reasonably promptly the amount of all Erroneously Awarded Compensation from its executive officers, as defined below.

The term “Erroneously Awarded Compensation” is defined in the Recovery Policy as the amount of incentive-based compensation that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, and computed without regard to any tax liability. For incentive-based compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received.

The Recovery Policy applies to all incentive-based compensation received by an executive officer during the three (3) completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement, for all incentive-based compensation received by executive officers on or after October 2, 2023.

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THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1.

Executive Compensation

Compensation Discussion and Analysis

General

The Executive Compensation and Stock Option Committee of our Board of Directors is comprised entirely of independent directors and oversees all elements of compensation (base salary, annual bonus, long-term incentives and perquisites) of our Company’s executive officers and administers our Company’s stock option plans, other than the non-employee directors stock option plan, which is self-executing.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and maintaining compensation at reasonable levels on the other hand. We do not have resources comparable to the cosmetic giants in our industry, and, accordingly, cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance.

Mr. Madar, the Chairman and Chief Executive Officer, took the initiative after discussions with Mr. Atwood, the Chief Financial Officer and board member, and recommended executive compensation levels for executives for United States operations. Mr. Benacin, the Chief Executive Officer of Interparfums SA, took the initiative after discussions with Philippe Santi, the Executive Vice President of Interparfums SA, and recommended executive compensation levels for executives for European based operations. The recommendations are presented to the Compensation Committee for its consideration, and the Compensation Committee makes a final determination regarding salary adjustments and annual award amounts to executives, including Jean Madar and Philippe Benacin. Messrs. Madar and Benacin are not present during deliberations or the determination of their executive compensation by the Compensation Committee. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors, are our largest beneficial shareholders, and therefore, their interests are aligned with our shareholder base in keeping executive compensation at a reasonable level.

The Compensation Committee was pleased that the most recent shareholder advisory vote on executive compensation held at our last annual meeting of shareholders in September 2024 overwhelmingly approved the compensation policies and decisions of the Compensation Committee. The Compensation Committee has determined to continue its present compensation policies in order to determine similar future decisions.

Our Compensation Committee believes that individual executive compensation is at a level comparable with executives in other companies of similar size and stage of development that operate in the fragrance industry, and takes into account our company’s performance as well as our own strategic goals. During 2024, the members of such committee consisted of Messrs. Francois Heilbronn and Robert Bensoussan, and Ms. Gabai-Pinsky.

Elements of Compensation

General

The compensation of our executive officers is generally comprised of base salaries, including a fee paid to the holding companies of each of Messrs. Madar and Benacin, annual cash bonuses and long-term equity incentive awards. In determining specific components of compensation, the Compensation Committee considers individual performance, level of responsibility, skills and experience, other compensation awards or arrangements and overall company performance. The Compensation Committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from the Chief Executive Officer of our Company and the Chief Executive Officer of Interparfums SA, as well as information regarding compensation levels at competitors in our industry.

Our named executive officers have all been with the Company for more than the past ten (10) years, other than Mr. Atwood, who joined our Company in September 2022, with Messrs. Madar and Benacin being founders of the Company. As Messrs. Madar and Atwood, the Chief Financial Officer, and Benacin and Santi for European based operations, were most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective operating based operations, the Compensation Committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

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The Compensation Committee views the competitive marketplace very broadly, which would include executive officers from both public and privately held companies in general, including fashion and beauty companies, but not limited to the peer companies contained in the corporate performance graph contained in our annual report. Generally, rather than tie the Compensation Committee’s determination of compensation proposals to any specific peer companies, the members of our committee have used their business experience, judgment and knowledge to review the executive compensation proposals recommended to them by Mr. Madar for United States operations and Mr. Benacin for European based operations. As such, as a general rule the Compensation Committee did not determine the need to benchmark any material item of compensation or overall compensation.

The members of the Compensation Committee have extensive experience and business acumen and are well qualified in determining the appropriateness of executive compensation levels. Mr. Heilbronn is a managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world. Ms. Gabai-Pinsky has executive experience as the former President of Vera Wang Group, as well as the Global President for Aramis and Designers Fragrances in addition to Beauty Bank and Idea Bank at The Estée Lauder Companies. Mr. Bensoussan, the final committee member, was previously a member of the boards of lululemon athletica Inc., Feelunique.com, one of Europe’s largest online beauty retailers, and Jimmy Choo Ltd, from 2001 to 2011.

 Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, as Messrs. Madar and Atwood for United States based operations, and Messrs. Benacin and Santi for European based operations, were most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective based operations, the committee relied upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

For executive officers of United States based operations, the bulk of their annual compensation is in base salary including a fee paid to the holding company for Mr. Madar for services rendered outside the United States. However, for executive officers of European based operations, base salary comprises a smaller percentage of overall compensation. We have paid a lower percentage of overall compensation in the form of base salary to executive officers of European based operations for several years, principally because European based operations historically have had higher profitability than United States operations, and European based operations are run differently from United States operations by the Chief Executive Officer of European based operations, Mr. Benacin. As the result of this historically higher profitability, European based operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is and has historically been discretionary, no targets were set in order to maintain flexibility. Further, if results of operations for European based operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary. Further still, by keeping annual bonus compensation at a higher percentage of overall compensation and base salary at a lower percentage, our company benefits because the base amount for annual salary adjustments would be smaller. Finally, initial executive compensation matters for Interparfums SA are authorized by an independent committee, the Interparfums SA Corporate Governance, Nominations and Remuneration Committee (the “IPSA Remuneration Committee”).

For 2024, Mr. Benacin received a base salary of $821,500, as compared to $795,000 in 2023. Included in this amount are payments made to Mr. Benacin’s holding company of $250,000 for each year. This same consulting fee has been paid for more than each of the past three years, in accordance with the consulting agreement with Mr. Benacin’s holding company, which provides for review on an annual basis of the amount of compensation payable to such company.

The Compensation Committee considered the following salient factors in ratifying Mr. Benacin’s base compensation that was approved by the IPSA Remuneration Committee, and in authorizing payment to Mr. Benacin’s holding company; services rendered to United States based operations for several years by Mr. Benacin in connection with licensing and distribution of international brands, as well as future services to be performed by Mr. Benacin internationally relating to licensing and distribution of international brands for United States based operations.

As Mr. Benacin values the services of two named executive officers of Interparfums SA, Mr. Philippe Santi, Executive Vice President, and Mr. Frederic Garcia-Pelayo, Executive Vice President and Chief Operating Officer, equally, their base salaries, as well as their bonus compensation discussed below, have been in lockstep.

For 2024, the base salary of each of Messrs. Santi and Garcia-Pelayo was €474,462 a nominal increase from €458,000 in 2023. Such increases were nominal, as compared to bonus compensation, as discussed later in the section. The Compensation Committee considered the recommendations of Mr. Benacin, base compensation that was approved by the IPSA Remuneration Committee, results of operations for the year, as well as the services performed for European based operations by Messrs. Santi and Garcia-Pelayo in ratifying these salary levels.

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A different approach is taken for United States based operations as that based operations is smaller and less profitable. A more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run the operation with a lesser emphasis placed on bonuses. Neither of the executive officers for United States based operations have employment agreements (although Mr. Madar’s personal holding company has a consulting agreement that provides for review on an annual basis of the amount of compensation payable to such company), as we believe that having flexibility in structuring annual base salary is a benefit, which permits us to act quickly to meet a changing economic environment.

As previously reported, from 2013 until 2019 the annual aggregate base salary paid to Mr. Madar individually and fees paid to his holding company remained unchanged at $630,000, which was substantially below the amounts indicated by two surveys of chief executive officer salaries for 2019 (collectively the “CEO Salary Surveys”). The CEO Salary Surveys indicated that the annual and median average CEO salaries for peer companies (excluding the Madar salary) were $2,854,656 and $1,540,000, respectively, and $2,604,346 and $1,750,000 for comparable market capitalization companies, respectively. In recognition of the efforts of Mr. Madar and his holding company as one of the prime causes for our substantial increase in net sales and net income, as well as market capitalization from 2014 through 2019, thus substantially increasing shareholder value, on February 4, 2020 the Compensation Committee authorized the aggregate annual increase in the fees paid to Mr. Madar’s holding company, which are attributed to Mr. Madar as base salary, by $600,000 to $1.23 million effective as of January 1, 2020. For 2023 Mr. Madar’s Holding Company received an increase in its management fees to $2 million, after not receiving an increase in 2022 and 2021. This fee was also $2 million for 2024.

Mr. Atwood, who became the Chief Financial Officer in September 2022, was paid a base salary of $700,000 for 2024, an increase from his 2023 base salary of $525,000. The Compensation Committee considered the following material factors in approving the base salary of Mr. Atwood for 2024: his individual performances, level of responsibilities, and skill, as well as the recommendation of the Chief Executive Officer.

Bonus Compensation/Annual Incentives

The discretionary bonuses for Mr. Benacin were $411,000 and $216,000, in recognition of the record setting performances in both sales and earnings of Interparfums SA, our French operating subsidiary for 2024 and 2023 respectively. In addition, the Compensation Committee agreed with the recommendations of Mr. Benacin, IPSA Remuneration Committee and the contributions made by Messrs. Santi and Garcia-Pelayo to the Company’s success and growth. Mr. Santi was awarded a discretionary bonus of $425,000, $458,000, and $437,000, in 2024, 2023, and 2022, respectively, or 83%, 92%, and 96%, of his base salary for those years. Mr. Garcia-Pelayo was awarded a discretionary bonus of $458,000 and $437,000, in 2023 and 2022, respectively, or 92% and 96%, of his base salary for those years. Mr. Garcia-Pelayo did not receive a discretionary bonus in 2024 due to his retirement; however, he did receive a severance payment of $2,243,490.

A different approach is taken for United States based operations as they are smaller and less profitable. As discussed above, a more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run United States based operations with a lesser emphasis placed on bonuses.

Mr. Atwood, the Chief Financial Officer, who as part of a verbal agreement with the Company, is entitled to a guaranteed annual bonus of $100,000, as well as a $100,000 bonus based upon achieving certain milestones. For both 2024 and 2023, Mr. Atwood received a discretionary bonus of $125,000. The Compensation Committee considered the same factors in granting these two bonuses as in approving his annual base salary.

Jean Madar Holding SAS, the management company beneficially owned by Mr. Madar, the Chief Executive Officer, has not received any cash bonus for more than in the past three years.

As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European based operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is approximately $31,688.

Calculation of the total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA fiscal income after taxes, less 2.5% of shareholders’ equity excluding current year income and pension provision) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

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Long-Term Incentives

Stock Options. In prior years, we had linked long-term incentives with corporate performance through the grant of stock options. However, no options were granted in 2021 or 2020 to either employees of United States based operations or European based operations, as other compensation arrangements were being considered as part of a review of the executive compensation strategy. In December 2024, 2023 and 2022, at the recommendation of the Chief Executive Officer, the Compensation Committee authorized the grant of a stock option to purchase 4,000, 4,000 and 5,000 shares, respectively, to Mr. Atwood, at the fair market value on the dates of grant, as part of his long-term incentives. Unless the market price of our common stock increases, Mr. Atwood will have no tangible benefit from this option. Thus, the option holder is provided with the additional incentive to increase individual performance with the ultimate goal of increasing our overall performance. We believe that enhanced executive incentive that result in increased corporate performance tend to build company loyalty. No other stock option grants were made to other executive officers in 2024, 2023 or 2022, including Messrs. Jean Madar and Philippe Benacin.

Interparfums SA Stock Compensation Plans

2024 - 2023 No shares were granted to any employees or corporate officers during either year.

2022 Free Share Plan – On March 16, 2022, the Board of Interparfums SA (“IPSA”) decided to grant 88,400 free shares of its capital stock to all of the IPSA’s employees and corporate officers having more than 6 months seniority at the grant date. The free shares are to be issued in June 2025. Issuance of those shares is based on satisfaction of performance conditions, relating to the 2024 IPSA sales for 50% of the shares and 2024 operating income for the balance.

IPSA used the services of third party to assist them in the valuation of the plan, with the calculations and assumptions as follows:
●	Management expects the rate of staff turnover to be 12%.

●	Using the Monte Carlo method, management expects the performance rate to be 80% on the IPSA and subsidiaries consolidated sales and 80.8% on the consolidated operating income.

●

As of December 31, 2022 management has updated its expectation related to the performance rate to be 100% for both consolidated sales and consolidated operating income based on the above assumptions, the total expenses related to this plan are valued at $4.1 million.

As of December 31, 2023:
●	87,609 shares of IPSA Capital Stock, representing $4.1 million were purchased in the open market and allocated to this plan.
$1.4 million of expense was recorded (or $1.6 million including social contributions).

As of December 31, 2024:
●	96,371 shares of IPSA Capital Stock, representing $4.1 million were purchased in the open market and allocated to this plan.
$1.4 million of expense was recorded (or $1.6 million including social contributions).

Stock Appreciation Rights

Our stock option plans authorize us to grant stock appreciation rights, or SARs. An SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SARs under our plans. While the Compensation Committee currently does not plan to grant any SARs under our plans, it may choose to do so in the future as part of a review of the executive compensation strategy.

Restricted Stock

We have not in the past, and we do not have any future plans to grant restricted stock to our executive officers. However, while the Compensation Committee currently does not plan to authorize any restricted stock plans, the Compensation Committee may choose to do so in the future as part of a review of the executive compensation strategy.

Other Compensation

For 2024, each of Messrs. Benacin and Garcia-Pelayo received an automobile allowance of $11,690.

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No Stock Ownership Guidelines

We do not require any minimum level of stock ownership by any of our executive officers. As stated above, Messrs. Madar and Benacin, are our largest beneficial shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

Retirement and Pension Plans

We maintain a 401(k) plan for United States based operations, and match the first 50% of the first 6% of contributions made by each employee on an annual basis, as we have determined that base compensation together with annual bonuses, are sufficient incentives to retain talented employees. Our European based operations maintain a pension plan for its employees as required by French law. For each of 2024, 2023, and 2022, each of Messrs. Benacin, Santi and Garcia-Pelayo received an increase of approximately $19,000, $17,600, and $16,006, respectively, in their value of deferred compensation earnings.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Annual Report on Form 10-K for fiscal year ended December 31, 2024 and the proxy statement for the upcoming annual meeting of shareholders. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Annual Report on Form 10-K as well as the proxy statement for the upcoming annual meeting of shareholders.

François Heilbronn

Veronique Gabai-Pinsky and

Robert Bensoussan

19

The following table sets forth a summary of all compensation awarded to, earned by or paid to our “named executive officers,” who are our principal executive officer, our principal financial officer, and each of the three most highly compensated executive officers of our Company. This table covers all such compensation during fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022. For all compensation related matters disclosed in the summary compensation table, and elsewhere where applicable, all amounts paid in euro have been converted to U.S. dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jean Madar, (4)	2024	2,000,000	-0-	-0-	-0-	-0-	-0-	-0-	2,000,000
Chairman and	2023	2,000,000	-0-	-0-	-0-	-0-	-0-	-0-	2,000,000
Chief Executive Officer	2022	1,230,000	-0-	-0-	-0-	-0-	-0-	-0-	1,230,000

Michel Atwood (5)	2024	700,000	125,000	-0-	133,251	-0-	-0-	-0-	958,251
Chief Financial Officer	2023	525,000	125,000	-0-	140,327	-0-	-0-	-0-	790,327
	2022	161,218	150,000	-0-	101,814	-0-	-0-	-0-	413,032

Russell Greenberg, (5)	2022	750,000	-0-	-0-	-0-	-0-	-0-	-0-	750,000
Former CFO & Ex VP

Philippe Benacin, President	2024	821,507	411,312	-0-	-0-	-0-	19,072	11,690	1,263,581
Interparfums, Inc. and Chief Executive	2023	794,975	216,260	-0-	-0-	-0-	17,600	11,678	1,040,513
Officer of Interparfums SA	2022	755,440	210,600	139,077	-0-	-0-	16,006	11,372	1,132,495

Philippe Santi, Executive Vice	2024	513,558	425,058	-0-	-0-	31,688	18,920	11,690	989,224
President, Interparfums SA	2023	495,668	457,714	-0-	-0-	37,603	17,600	-0-	1,008,585
	2022	454,896	436,995	139,077	-0-	32,485	16,006	-0-	1,079,459

Frédéric Garcia-Pelayo,	2024	515,616	-0-	-0-	-0-	31,688	18,969	2,243,490 (6)	2,809,763
Executive Vice President and	2023	495,668	457,714	-0-	-0-	37,603	17,600	11,678	1,020,263
Chief Operating Officer Interparfums SA	2022	454,896	436,995	139,077	-0-	32,485	16,006	11,372	1,090,831

20

1

Amounts reflected under Option Awards represent the grant date fair values in 2024, 2023 and 2022 based on the fair value of stock option awards using a Black-Scholes option pricing model. The assumptions used in this model are detailed in Footnote 12 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the SEC.

2

As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European based operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and are allocated to employees based upon salary. The maximum amount payable per year is approximately $31,688.

Calculation of total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA fiscal income after taxes, less 2.5% of shareholders’ equity excluding current year income and pension provision) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

3

The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2024, and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified.

4	Represents fees paid to Jean Madar Holding SAS in accordance with a Supervising and Coordinating Service Agreement, as amended.

5	Mr. Atwood replaced Mr. Greenberg on September 6, 2022, who retired in September 2022. Mr. Atwood’s base salary in 2022 was prorated from $500,000, annually.

6	Mr. Garcia-Pelayo received a severance payment of $2,243,490 as the result of his retirement on December 31, 2024.

21

Name and Principal Position	Perquisites and other Personal Benefits ($)	Personal Automobile Expense ($)	Lodging Expense ($)	Total ($)
Jean Madar, Chairman Chief Executive Officer	-0-	-0-	-0-	-0-

Michel Atwood, Chief Financial Officer	-0-	-0-	-0-	-0-

Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums SA	-0-	11,690	-0-	11,690

Philippe Santi, Executive Vice President and Chief Financial Officer, Interparfums SA	-0-	-0-	-0-	-0-

Frédéric Garcia-Pelayo, Executive Vice President and Chief Operating Officer, Interparfums SA	-0-	11,690	-0-	11,690

Plan based Awards

The following table sets certain information relating to each grant of an award made by our company to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

Grants of Plan-based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Price ($/Sh)
Jean Madar	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Michel Atwood	12/31/2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	4,000	$130.60	$131.51
Philippe Benacin	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Philippe Santi	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Frédéric Garcia-Pelayo	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA

NA means not applicable.

22

Interparfums SA Stock Compensation Plan

No awards were granted in 2024 by Interparfums SA under its Stock Compensation Plan.

Interparfums SA Profit Sharing Plan

As discussed above and required by French law, Interparfums, SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European based operations other than Mr. Benacin, the Chief Executive Officer of Interparfums, SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is approximately $31,688.

Calculation of total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA fiscal income after taxes, less 2.5% of shareholders equity excluding current year income and pension provision) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

The following table sets certain information relating to each grant of a non-equity award made by Interparfums SA to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year. Equity awards relate to the shares of Interparfums SA.

Name	Plan Name	Amount Awarded
Jean Madar	NA	$0
Michel Atwood	NA	$0
Philippe Benacin	NA	$0
Philippe Santi	Interparfums SA Profit Sharing Plan	$31,688
Frédéric Garcia-Pelayo	Interparfums SA Profit Sharing Plan	$31,688

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to outstanding equity awards of our Company held by the executive officers listed in the Summary Compensation Table as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jean Madar	25,000	(2)	0	(2)	0	73.09	12/30/25

Michel Atwood	2,000		3,000		0	97.84	12/30/28
	800		3,200		0	147.71	12/28/29
	0		4,000		0	130.60	12/30/30

Philippe Benacin	25,000	(2)	0	(2)	0	73.09	12/30/25

Philippe Santi	2,000		0		0	73.09	12/30/25

Frédéric Garcia-Pelayo (3)	0		0		0	0.0	12/30/24

23

[Footnotes from table above]

1	All options expire 6 years from the date of grant, and vest 20% each year commencing one year after the date of grant.

2	Options are held in the name of personal holding company.

3	Outstanding options to purchase 2,000 shares at $73.09 expired on December 31, 2024, the date of his retirement.

The following table sets certain information relating to outstanding equity awards granted by Interparfums SA, our majority-owned French subsidiary which has its shares traded on the NYSE Euronext, held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OF INTERPARFUMS SA

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)
Jean Madar	-0-	0	-0-	NA	NA	3,993	176,338	-0-	-0-

Michel Atwood	-0-	0	-0-	NA	NA	-0-	-0-	-0-	-0-

Philippe Benacin	-0-	0	-0-	NA	NA	3,993	176,338	-0-	-0-

Philippe Santi	-0-	0	-0-	NA	NA	7,986	352,677	-0-	-0-

Frédéric Garcia-Pelayo	-0-	0	-0-	NA	NA	7,986	352,677	-0-	-0-

1	Estimated number of shares are to be issued only to the extent that the performance conditions have been met.
2	As of December 31, 2024, the closing price of Interparfums SA as reported by the Euronext was 40.80 euros, and the exchange rate was 1.04 U.S. dollars to 1 euro.

24

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise affected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar	25,000	1,596,750	-0-	-0-

Michel Atwood	-0-	-0-	-0-	-0-

Philippe Benacin	25,000	1,665,250	-0-	-0-

Philippe Santi	4,000	267,171	-0-	-0-

Frédéric Garcia-Pelayo	4,000	255,115	-0-	-0-

[Footnotes from table above]

1	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Regarding Interparfums SA, our majority-owned French subsidiary which has its shares traded on the Euronext, no options were exercised during the past fiscal year, and there was no vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, for the executive officers of our Company listed in the Summary Compensation Table.

25

Pension Benefits

The following table sets forth certain information relating to payment of benefits in connection with retirement plans during the past fiscal year, for the executive officers of our Company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-	-0-
Michel Atwood	NA	NA	-0-	-0-
Philippe Benacin	Interparfums SA Pension Plan	NA	396,655	19,072
Philippe Santi	Interparfums SA Pension Plan	NA	396,504	18,920
Frédéric Garcia-Pelayo	Interparfums SA Pension Plan	NA	396,552	18,969

*	Does not include any contributions made by prior employers, or individually by the recipients as such information is confidential under French law.

Interparfums SA maintains a pension plan for all of its employees, including all executive officers. The calculation of commitments for severance benefits involves estimating the probable present value of projected benefit obligations. This projected benefit obligations are then prorated to take into account seniority of the employees of Interparfums SA on the calculation date.

In calculating benefits, the following assumptions were applied:

-	voluntary retirement at age 65;

-	a rate of 45% for employer payroll contributions for all employees;

-	a 4% average annual salary increase;

-	an annual rate of turnover for all employees under 55 years of age and nil above;

-	the TH 00-02 mortality table for men and the TF 00-02 mortality table for women;

-	a discount rate of 3.38%.

The normal retirement age is 65 years, but employees, including Messrs. Benacin, Santi and Garcia-Pelayo, can collect reduced benefits if they retire at age 62. Mr. Garcia-Pelayo retired on December 31, 2024 and started collecting reduced benefits.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

26

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our mean employee and the annual total compensation of Mr. Jean Madar, Chief Executive Officer (the “CEO”):

For 2024, our last completed fiscal year:

●	Our median employee’s compensation was $83,526

●	Our Chief Executive Officer’s total 2024 compensation was $3,596,750

●	Accordingly, our 2024 CEO to Median Employee Pay Ratio was 43.06 to 1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. We identified our median employee using our total employee population as of December 31, 2024 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used all compensation, including actual base salary, bonuses, commissions, and any overtime paid during the 12-month period ending December 31, 2024. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment and Service/Consulting Agreements

As part of our acquisition in 1991 of the controlling interest in Interparfums, SA, now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Interparfums, SA. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days’ notice. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

In 2014, we entered into a consulting agreement with Mr. Benacin’s holding company, Philippe Benacin Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Benacin and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Benacin ceases to be the President of our Company. For 2015 through 2020 Mr. Benacin’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Benacin in his capacity as President. In addition, in December 2018 and December 2019, we granted options to purchase 25,000 shares for the benefit of Mr. Benacin, and were granted to his personal holding Company instead of Mr. Benacin directly.

In 2013, we entered into a consulting agreement with Mr. Madar’s holding company, Jean Madar Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Madar and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Madar ceases to be the Chief Executive Officer of our Company. From 2013 through 2017, Mr. Madar’s personal holding Company received $250,000 each year for services rendered outside of the United States by Mr. Madar in his capacity as Chief Executive Officer. For 2018, as the result of Mr. Madar spending more time outside of the United States, we changed the allocation of cash compensation paid to Mr. Madar personally and to his holding company, but not the aggregate amount. The amount of salary paid to Mr. Madar in 2018 was reduced from $380,000 to $160,000, while payments to his holding company were increased by the like amount from $250,000 to $470,000. Therefore, for 2018 total cash compensation for Mr. Madar paid to him and his personal holding company remained unchanged at $630,000. This consulting agreement was renewed at $470,000 for 2019. As discussed above, in view of receiving substantially less than the annual and median average CEO salaries for peer companies and companies with comparable market capitalization, in early February 2020, Mr. Madar’s base salary was increased by $600,000 to $1.23 million effective as of January 1, 2020, and allocated so that the annual base salary for Jean Madar individually was $285,000, and the fees to Jean Madar Holding SAS were $945,000, effective as of January 1, 2020. In addition, in December 2018 and December 2019, we granted options to purchase 25,000 shares for the benefit of Mr. Madar, which were granted to his personal holding company instead of Mr. Madar directly. As previously reported, for 2023 the service fee paid to Jean Madar Holding SAS was increased to $2 million per year.

27

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

			DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[1]	Total ($)
François Heilbronn	26,000	-0-	49,969	-0-	-0-	69,220	145,189
Robert Bensoussan	26,000	-0-	49,969	-0-	-0-	68,775	144,744
Veronique Gabai-Pinsky	26,000	-0-	49,969	-0-	-0-	85,065	161,034
Gilbert Harrison	15,000	-0-	49,969	-0-	-0-	68,048	127,017
Kappauf	18,000	-0-	49,969	-0-	-0-	-0-	67,969

[Footnotes from table above]

1.	Represents gain from exercise of stock options.

All nonemployee directors receive $6,000 for each board meeting at which they participate in person, and $3,000 for each meeting held by conference telephone. In addition, the annual fee for each member of the Audit Committee is $8,000.

We maintain a stock option plan for our nonemployee or independent directors. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company. Under such plan, options to purchase 1,500 shares are granted on the last business day of each year at the fair market value on the date of grant to all nonemployee directors for as long as each is a nonemployee director on such date. Such options vest and become exercisable to purchase shares of Common Stock as follows: 20% one year after the date of grant, and then 20% on each of the second, third, fourth and fifth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the sixth year from the date of grant. However, if a nonemployee director does not attend certain of the board meetings, then such option grants are reduced according to a schedule.

              The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

28

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	246,430	$103.24	494,395
Equity compensation plans not approved by security holders	-0-	NA	-0-
Total	246,430	$103.24	494,395

[Balance of Page Intentionally Left Blank]

29

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. For the most recently completed fiscal year, we did not use any financial performance measure to link Compensation Actually Paid to our NEOs to the Company’s performance; accordingly, this disclosure does not present a company-selected measure in the table below nor a tabular list of our most important performance measures, as permitted under the rules promulgated by the Securities and Exchange Commission. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Jean Madar[1] ($)	Compensation Actually Paid to Jean Madar[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
2024	2,000,000	1,896,779	1,505,205	1,409,911	197.35	147.04	203
2023	2,000,000	2,775,201	964,922	1,502,589	210.93	120.32	188
2022	1,369,077	945,026	890,907	696,314	138.82	128.45	151
2021	1,230,000	3,199,857	904,237	2,316,873	149.91	145.11	110
2020	1,387,603	1,246,062	1,035,765	876,113	83.75	116.11	50

1. Jean Madar was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020 - 2021	2022	2023 - 2024
Russell Greenberg	Russell Greenberg	Michel Atwood
Philippe Benacin	Michel Atwood	Philippe Benacin
Philippe Santi	Philippe Benacin	Philippe Santi
Frédéric Garcia-Pelayo	Philippe Santi	Frédéric Garcia-Pelayo
Frédéric Garcia-Pelayo

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Jean Madar ($)	Exclusion of Stock and Option Awards for Jean Madar ($)	Inclusion of Equity Values for Jean Madar ($)	Compensation Actually Paid to Jean Madar ($)
2024	2,000,000	—	(103,221)	1,896,779

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,505,205	(33,313)	(61,981)	1,409,911

30

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jean Madar ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jean Madar ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jean Madar ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jean Madar ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jean Madar ($)	Total - Inclusion of Equity Values for Jean Madar ($)
2024	—	(31,758)	—	(71,463)	—	(103,221)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	33,313	(56,163)	—	(39,131)	—	(61,981)

4. The Peer Group TSR set forth in this table utilizes a custom group of industry peers, weighted according to the respective peer companies’ stock market capitalization on December 31, 2019, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The Company changed its peer group in 2023 in order to reflect the current competitive landscape in our industry more accurately. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and the peer group, respectively. Historical stock performance is not necessarily indicative of future stock performance. The following table shows the peer group constituents.

2022	2023-2024
CCA Industries, Inc.	The Estée Lauder Companies Inc.
Colgate-Palmolive Company	The Procter & Gamble Company
Kimberly-Clark Corporation	e.l.f. Beauty, Inc.
Natural Health Trends Corp.	Coty Inc.
Summer Infant, Inc.	L’Oréal SA
The Estée Lauder Companies Inc.	LVMH Moët Hennessy Louis Vuitton
The Procter & Gamble Company	Natura &Co Holding SS
The Stephan Co.	Olaplex Holdings, Inc.
United-Guardian, Inc.	Shiseido Co Ltd.

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Relationship Between PEO and Non-PEO NEO Average Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years and the Peer Group TSR over the same period.

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Relationship Between PEO and Non-PEO NEO Average Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Corporate Performance Graph

The following graph compares the performance for the periods indicated in the graph of our common stock with the performance of the Nasdaq Market Index, the average performance the Company’s peer group consisting of: Coty Inc., e.l.f. Beauty, Inc., Estée Lauder Companies, Inc., L’Oréal SA, LVMH Moët Hennessy Louis Vuitton, Natura &Co Holding SA, Olaplex Holdings, Inc., Procter & Gamble Co., and Shiseido Co Ltd. The graph assumes that the value of the investment in our common stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

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Below is the list of the data points for each year that correspond to the lines on the above graph.

	12/19	12/20	12/21	12/22	12/23	12/24

Interparfums, Inc.	100.00	83.75	149.91	138.82	210.93	197.35
NASDAQ Composite	100.00	144.92	177.06	119.45	172.77	223.87
Peer Group	100.00	118.87	138.71	116.33	114.95	101.55

Dividends

In February 2022, our Board of Directors authorized an annual dividend of $2.00 per share, payable quarterly. In February 2023, our Board of Directors authorized an increase in the annual dividend to $2.50 per share and in February 2024, our Board of Directors increased the annual dividend to $3.00 per share. In February 2025, our Board of Directors further increased the annual dividend to $3.20 per share, payable quarterly.

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PROPOSAL NO. 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance to the proxy rules under the Securities Exchange Act of 1934 (“Exchange Act”) and as required by the Dodd-Frank Act, we are required to provide our shareholders with an advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation as described in this proxy statement. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. We are asking our shareholders to indicate their support for the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to Interparfums, Inc.’s named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the board of directors or the Compensation Committee nor imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any executive officer. Our Board of Directors and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to our long-term success and enhancement of shareholder value.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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PROPOSAL NO. 3:

VOTE ON THE PROPOSAL TO AMEND THE COMPANY'S

RESTATED CERTIFICATE OF INCORPORATION AS AMENDED,

TO APPROVE THE CANCELLATION OF “HOOK SHARES”

HELD BY INTER PARFUMS HOLDINGS SA,

A WHOLLY OWNED SUBSIDIARY OF THE COMPANY

Background

              The Company is a Delaware corporation, and under Section 160 of the Delaware General Corporation Law (the “DGCL”), every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares. Shares of a Delaware corporation that are owned by its wholly owned subsidiary are known in corporate parlance as “hook shares.”

              As the result of a corporate reorganization more than twenty (20) years ago, Inter Parfums Holdings SA (the “IPH Subsidiary”), became a French wholly owned subsidiary of the Company. IPH Subsidiary presently owns 1,093,950 shares of the Company’s Common Stock, $.001 par value (the “IPH Hook Shares”). Also, IPH Subsidiary owns 72% of the common shares of Interparfums SA, the Company’s French operating subsidiary, and accordingly the Company indirectly owns 72% of the outstanding shares of Interparfums SA. The IPH Hook Shares have never been allocated any dividends from the Company, and the IPH Hook Shares have never been counted for voting purposes at any meeting of the shareholders of the Company. Under Section 242 of the DGCL, a corporation may amend its certificate of incorporation to effectuate a cancellation of its shares.

Proposal

              The Board of Directors of the Company has authorized the IPH Hook Shares to be cancelled pursuant to the proposed Amendment to the Company’s Restated Certificate of Incorporation as Amended attached hereto as Annex A (the “Amendment”). In order to cancel the IPH Hook Shares, approval of the Company’s shareholders of the Amendment is required before the Amendment can be filed in the State of Delaware to cancel the IPH Hook Shares. The Board of Directors intends to have the IPH Hook Shares cancelled to prevent the IPH Hook Shares from ever being issued at a discount, which would dilute the interest of our shareholders in the Company. After the consummation of the cancellation of the IPH Hook Shares, the Company intends to streamline its corporate structure by merging IPH Subsidiary into Interparfums SA, with Interparfums SA being the surviving entity, which will result in the Company still owning 72% of Interparfums SA. The Company does not believe that cancellation of the IPH Hook Shares or the contemplated merger between IPH Subsidiary and Interparfums SA will have any material negative impact on either the operations or financial condition of the Company. After the IPH Hook Shares have been cancelled, the 1,093,950 shares will become authorized, but not issued and outstanding issues shares.

 Shareholder Vote and Board of Directors’ Recommendation

As Section 242 of the DGCL provides that the affirmative vote of a majority of the Company shareholders entitled to vote is required in order for our Company to file the Amendment, we are asking our shareholders to vote FOR this proposal. Affiliates of our Company have informed us that they will vote FOR approval of this proposal. Uninstructed shares, broker non-votes, and abstentions have the effect of negative votes.

              OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THIS PROPOSAL.

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INDEPENDENT AUDITOR

General

              We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of Forvis Mazars, LLP is not expected to be present at the annual meeting.

Principal Accountant Fees and Services

Fees

The following sets forth the fees billed to us by Forvis Mazars, LLP and Mazars USA LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2024 and December 31, 2023.

Audit Fees

Fees billed by Forvis Mazars, LLP and its affiliates, Forvis Mazars SA and Forvis Mazars S.p.A. for audit services and review of the consolidated financial statements contained in our Quarterly Reports on Form 10-Q was $1.4 million for the Q2 and Q3 10-Qs and the annual 10-K for 2024. Fees billed by Mazars USA LLP and its affiliates, Mazars S.A. and Mazars Italia S.p.A. for audit services and review of the consolidated financial statements contained in our Quarterly Reports on Form 10-Q were $0.3 million for the Q1 2024 10-Q and $1.4 and million for the full year 2023.

Audit-Related Fees

Forvis Mazars, LLP and Mazars USA LLP did not bill us for any audit-related services during 2024 and 2023.

Tax Fees

Forvis Mazars, LLP and Mazars USA LLP did not bill us for any tax services during 2024 and 2023.

All Other Fees

Forvis Mazars, LLP and its affiliates billed us $0.1 million for other services during 2024. Mazars S.A. billed us nil and $9,000 for other services during 2024 and 2023, respectively.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent auditor, who prepares or issues an audit report for us.

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   During the first quarter of 2024, the Audit Committee authorized the following non-audit services to be performed by Mazars USA LLP.

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2024.

●

We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, up to a $10,000 fee limit per project (or €10,000 in the case of Interparfums SA), subject to an aggregate fee limit of $50,000 for fiscal year ended December 31, 2024. If we require further tax services from Mazars USA LLP, then the approval of the Audit Committee must be obtained.

●

We authorized the engagement of Mazars USA LLP if deemed necessary to provide attestation or other services as may be required on a project by project basis that would not be considered in the ordinary course of business, up to a $10,000 fee limit per project (or €10,000 in the case of Interparfums SA), subject to an aggregate fee limit of $50,000 for fiscal year ended December 31, 2024. If we require further other services from Mazars USA LLP, then the approval of the Audit Committee must be obtained.

●

If we require other services by Mazars USA LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

●	We imposed a cap of $100,000 on the fees that Mazars USA LLP can charge for services on an expedited basis that are approved by the Chairman without obtaining full Audit Committee approval.

●	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

              These approvals were applicable to Forvis Mazars, LLP upon the agreement of the Audit Committee to engage with Forvis Mazars, LLP after the merger of Forvis LLP and Mazars USA LLP.

Certain Relationships and Related Transactions, and Director Independence

Transactions with European Subsidiaries

We also provide (or had provided on our behalf) certain financial, accounting and legal services for Interparfums SA, and during 2024, 2023, and 2022, and fees for such services were $240,000. $530,000, and $491,300, respectively.

In March 2024, Interparfums SA, a majority owned subsidiary of Interparfums, Inc. made a short-term loan to Interparfums, Inc. of $24 million to fund the dividend payment for the first quarter of 2024. The loan was repaid in one lump sum on May 31, 2024, together with interest at approximately 4.95% per annum.

In September 2023, Interparfums Luxury Brands, Inc., an indirect majority-owned subsidiary of the Company, loaned the Company $20 million, which was repaid in 2024 with interest at 5.3% per annum. In December 2023, Interparfums Luxury Brands, Inc. made a second loan to the Company in the amount of $12 million, which was repaid in 2024 with interest at 5.3% per annum. These loans partially funded our share repurchase plan during 2023 and cash dividend payments.

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Fee for Director’s Company

As previously reported, in connection with the acquisition of the Donna Karan/DKNY license, which became effective on July 1, 2022, we agreed to pay to a company controlled by Mr. Gilbert Harrison, a director, the sum of $300,000, payable over time, with $120,000 paid in 2021, $120,000 paid one year later in 2022 and $60,000 paid two years later in 2023.

Management and Consulting Agreements

In April 2023, our Board of Directors approved an amendment to the Coordinating and Supervising Service Agreement (“Service Agreement”) that amended the fee arrangement with Jean Madar Holding SAS, which replaced a prior agreement that was initially entered into in 2013, as amended. The amendment to the Service Agreement was previously approved by the Executive Compensation and Stock Option Committee, as well as the Audit Committee due to the related party nature of the Service Agreement. The aggregate increase in fees payable to Jean Madar Holding SAS is from $1.23 million to $2.0 million on an annual basis, effective as of January 1, 2023. Further, as requested by Jean Madar Holding SAS, effective April 1, 2023 and continuing thereafter, all fees are to be paid entirely to Jean Madar Holding SAS, and for the balance of calendar year 2023, the amount of such fees are inclusive of the salary paid to Jean Madar individually from January 1, 2023 to March 31, 2023. As Jean Madar, our Chief Executive Officer and Chairman of the Board, is the beneficial owner of Jean Madar Holding SAS, all of such fees paid to Jean Madar Holding SAS have been characterized as base salary for the disclosure purposes for the Summary Compensation and related discussion in Table in Item 11. The same $2.0 million fee was paid to Jean Madar Holding SAS under the Service Agreement during 2024.

  For 2024, Mr. Benacin, the Chief Executive Officer of Interparfums SA received total compensation of $1,263,581, consisting of a salary of $821,507, bonus compensation of $411,312 that satisfied qualitative and quantitative criteria, other compensation of $11,690, and deferred earnings of $19,072 as approved by the both of the Executive Compensation and Stock Option Committee, as well as the Audit Committee due to the related party nature of the Service Agreement of the Company, and the Board of Directors of Interparfums SA.

39

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our Company, or any Company or person controlled by such officer or director, are required to be approved by our Audit Committee of our board of directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

The following are our directors who are independent directors within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn

Robert Bensoussan

Veronique Gabai-Pinsky

Gilbert Harrison

Gerard Kappauf

Patrick Bousquet-Chavanne (if elected at the 2025 annual meeting of shareholders)

We follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, which are posted on our Company’s website. In addition, such rules are also available on The Nasdaq Stock Market’s website. Moreover, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn and Bensoussan, as well as Ms. Gabai-Pinsky, are independent within the meaning of those rules.

Board Leadership Structure and Risk Management

For more than the past ten (10) years, Jean Madar has held the positions of Chairman of the Board of Directors and Chief Executive Officer of our Company. Almost since inception, Mr. Madar has been allocated the responsibility of overseeing our United States operations and the operation of Interparfums, Inc., as a public company. Philippe Benacin, as Chief Executive Officer of Interparfums, SA, has been allocated the responsibility of overseeing our European operations and its operation as a public company in France. In addition, Mr. Benacin is also the Vice Chairman of the Board of Directors of our Company. Our Board of Directors is comfortable with this approach, as the two largest beneficial stockholders of our Company are also directly responsible for the operations of our Company’s two operating segments. Accordingly, our Board of Directors does not have a “Lead Director,” a non-management director who controls the meetings of our Board of Directors.

Our Board of Directors manages risk by (i) review of periodic operating reports and discussions with management; (ii) approval of executive compensation incentive plans through its committee, the Executive Compensation and Stock Option Committee; (iii) approval of related party transactions through its committee, the Audit Committee; and (iv) approval of material transactions not in the ordinary course of business. Since our inception, we have never been the subject of any material product liability claims, and we have had no recent material property damage claims.

Further, we periodically enter into foreign currency forward exchange contracts to hedge exposure related to receivables denominated in a foreign currency and to manage risks related to future sales expected to be denominated in a foreign currency. We enter into these exchange contracts for periods consistent with our identified exposures. The purpose of the hedging activities is to minimize the effect of foreign exchange rate movements on the receivables and cash flows of Interparfums, SA, our French subsidiary, whose functional currency is the Euro. All foreign currency contracts are denominated in currencies of major industrial countries and are with large financial institutions, which are rated as strong investment grade.

In addition, we mitigate interest rate risk by continually monitoring interest rates, and then determining whether fixed interest rates should be swapped for floating rate debt, or if floating rate debt should be swapped for fixed rate debt.

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SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2026 annual meeting of shareholders must be received in writing by the Secretary of our Company at our principal offices in New York City, by April 2, 2026, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2026 annual meeting, then such shareholder must have given timely notice thereof in proper written form to the Secretary of our Company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between June 12, 2026, and July 14, 2026; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

              To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our Board of Directors

Amanda Seelinger, Secretary

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ANNUAL MEETING OF STOCKHOLDERS OF

INTERPARFUMS, INC.

September 10, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21103003000000000000 6 091025

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2. To vote for the advisory resolution to approve executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

.

42

ANNUAL MEETING OF STOCKHOLDERS OF

INTERPARFUMS, INC.

September 10, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

21103003000000000000 6 091025

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2. To vote for the advisory resolution to approve executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

.

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.

INTERPARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Michel Atwood as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Interparfums, Inc. (the "Company") held of record by the undersigned on July 17, 2025 at the Annual Meeting of stockholders to be held at Inter Parfums, Inc., 551 Fifth Avenue, New York, New York 10176, on September 10, 2025 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on the reverse side)

1.1

14475

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Annex A- Amendment to the Restated Certificate of Incorporation as Amended to Cancel Certain Shares

CERTIFICATE OF AMENDMENT

to the

RESTATED CERTIFICATE OF INCORPORATION

of

INTERPARFUMS, INC.

Pursuant to the Delaware General Corporation Law

Interparfums, Inc. hereby certifies that:

A.  The name of the Corporation is Interparfums, Inc. (the “Corporation”), and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 6, 1985.

B.  The Restated Certificate of Incorporation as amended (the “Restated Certificate of Incorporation”), is hereby amended by inserting the following sentence after the last sentence of Article FOURTH thereof:

“Upon this Certificate of Amendment to the Restated Certificate of Incorporation becoming effective pursuant to the Delaware General Corporation Law (the “Effective Time”), each share of Common Stock, par value $.001, of the Corporation held by Inter Parfums Holdings SA, a French wholly owned subsidiary of the Corporation (such shares in the aggregate, the “Subsidiary Shares”), immediately prior to the Effective Time, will be, without further action or the part of the Corporation or any holder of Subsidiary Stock, cancelled and will cease to be issued and outstanding.”

C. The foregoing Amendment to the Restated Certificate of Incorporation of the Corporation was authorized pursuant to Section 141(b) of the Delaware General Corporation Law by the affirmative vote of a majority of the Board of Directors of the Corporation present at a meeting at which a quorum was present followed by the affirmative vote of a majority of all of the outstanding shares of Common Stock of the Corporation entitled to vote on the said Amendment to the Restated Certificate of Incorporation at a meeting at which a quorum was present pursuant to Section 242 of the Delaware General Corporation Law.

D. This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective upon the filing of same with the Secretary of State of Delaware.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:  September 10, 2025

Jean Madar, Chairman and
Chief Executive Officer

Amanda Seelinger, Secretary

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